BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.
Certificate of Assistant Secretary

The undersigned, Jeff Prusnofsky, Assistant Secretary of BNY Mellon Absolute Insight Funds, Inc. (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board of Directors authorizing the signing by Kiesha Astwood, James Bitetto, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Sarah S. Kelleher, Jeff Prusnofsky and James Windels on behalf of the proper officers of the Fund pursuant to a power of attorney:

RESOLVED, that the Registration Statement filed by the Fund with the Commission, and any and all amendments and supplements thereto, may be signed by any one of Kiesha Astwood, James Bitetto, Joseph M. Chioffi, Janette E. Farragher, John B. Hammalian, Sarah S. Kelleher, Jeff Prusnofsky or James Windels as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he is acting as attorney-in-fact, might or could do in person.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 4th day of November 2015.

/s/ Jeff Prusnofsky
Jeff Prusnofsky
Assistant Secretary

(SEAL)
BNY MELLON ABSOLUTE INSIGHT FUNDS, INC.